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                                                                   EXHIBIT 11.01

SYMANTEC CORPORATION
COMPUTATION OF NET INCOME (LOSS) PER SHARE

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                                                                                     Year Ended March 31,
                                                                 ----------------------------------------
(In thousands, except per share data)                                  1995           1994           1993
- ----------------------------------------------------------       ----------     ----------     ----------
PRIMARY NET INCOME (LOSS) PER SHARE
    Net income (loss)                                            $   28,500     $  (56,967)    $  (39,095)
    Interest on assumed conversion of convertible
        subordinated debentures, and assumed
        repayment of short-term and long-term
        borrowings and investment in U.S.
        government securities, net of income
        tax effect                                                      468             --             --
                                                                 ----------     ----------     ----------
    Net income (loss), as adjusted                               $   28,968     $  (56,967)    $  (39,095)
                                                                 ----------     ----------     ----------
                                                                 ----------     ----------     ----------
    Weighted average number of common
        shares outstanding during the period                         35,907         33,790         32,131
    Shares issuable from assumed exercise
        of options                                                    8,240             --             --
    Shares assumed repurchased with proceeds,
        limited to 20% of total shares outstanding                   (6,764)            --             --
                                                                 ----------     ----------     ----------
    Common and common stock equivalent
        shares outstanding for purpose of
        calculating primary net income (loss)
        per share                                                    37,383         33,790         32,131
                                                                 ----------     ----------     ----------
                                                                 ----------     ----------     ----------

    Primary net income (loss) per share                          $     0.77     $    (1.69)    $    (1.22)
                                                                 ----------     ----------     ----------
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FULLY DILUTED NET INCOME (LOSS) PER SHARE
    Net income (loss)                                            $   28,500     $  (56,967)    $  (39,095)
    Interest on assumed conversion of convertible
        subordinated debentures, and assumed
        repayment of short-term and long-term
        borrowings and investment in U.S.
        government securities, net of income
        tax effect                                                    1,246             --             --
                                                                 ----------     ----------     ----------
    Net income (loss), as adjusted                               $   29,746     $  (56,967)    $  (39,095)
                                                                 ----------     ----------     ----------
                                                                 ----------     ----------     ----------
    Weighted average number of common
        shares outstanding during the period                         35,907         33,790         32,131
    Shares issuable from assumed exercise
        of options                                                    8,665             --             --
    Shares issuable from assumed conversion
        of convertible subordinated debentures                        2,083             --             --
    Shares assumed repurchased with proceeds,
        limited to 20% of total shares outstanding                   (4,962)            --             --
                                                                 ----------     ----------     ----------
    Total shares for purpose of calculating
        fully diluted net income (loss) per share                    41,693         33,790         32,131
                                                                 ----------     ----------     ----------
                                                                 ----------     ----------     ----------
    Fully diluted net income (loss) per share                    $     0.71     $    (1.69)    $    (1.22)
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